Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, is effective as of August 22, 2018, is made by and among Predictive Technology Group, Inc. (“Acquiror Company”), a Nevada corporation, and each of the Persons listed on Exhibit A hereto.

W I T N E S S E T H:

WHEREAS, the Members have agreed to transfer to Acquiror Company, and Acquiror Company has agreed to acquire from the Members, 100% of the outstanding Membership Interests of Inception DX, LLC, a Utah limited liability company (the “Company”), in exchange for 15,500,000 shares of the Acquiror Company’s Common Stock to be issued on the Closing Date on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

SECTION I

DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1

“Accredited Investor” has the meaning set forth in Regulation D under the Securities Act and as set forth in Exhibit C hereto.

1.2

“Acquiror Company Board” means the Board of Directors of the Acquiror Company.

1.3

“Acquiror Company Common Stock” means the Acquiror Company’s common stock, par value US $.001 per share.

1.4

 “Acquiror Company Shares” means the Acquiror Company Common Stock being issued to the Members pursuant hereto.

1.5

“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

1.6

“Agreement” means this Securities Purchase Agreement, including all Schedules and Exhibits hereto, as this Securities Purchase Agreement may be from time to time amended, modified or supplemented.

1.7

“Closing Date” has the meaning set forth in Section 2.4.

1.8

“Code” means the Internal Revenue Code of 1986, as amended.

1.9

“Company” has the meaning set forth in the first Recital of the Agreement.

1.10

“Company Units” means the fractional and proportional economic interest in the Company acquired by a Member representing the economic rights of a Member to share in distributions of cash and other property from the Company pursuant to the Utah Revised Uniform Limited Liability Company Act and this Agreement, together with the Member’s distributive share of the Company’s profits and losses.

1.11

 “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

1.12

“Company Balance Sheet” means the Company’s consolidated balance sheet at June 30, 2018.

1.13

“Company Board” means the Board of Managers of the Company.

1.14

“Company Subsidiaries” means all of the direct and indirect Subsidiaries of the Company.

1.15

“Due Diligence Documents” shall mean the documents referenced in Section 2.5 hereto.

1.16

[Section Reserved]

1.17

“Environmental Laws” means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

1.18

“Environmental Permit” means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

1.19

“Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

1.20

“Exchange” has the meaning set forth in Section 2.1.

1.21

“Exchange Act” means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.22

“Exhibits” means the several exhibits referred to and identified in this Agreement.

1.23

“GAAP” means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person’s past practices.

1.24

“Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.25

 “Indebtedness” means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

1.26

“Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

1.27

“Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.28

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.29

“Material Acquiror Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Acquiror Company, of the type and nature that the Acquiror Company is required to file with the Commission.

1.30

“Material Adverse Effect” means, when used with respect to the Acquiror Company, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror Company, in each case taken as a whole or (b) materially impair the ability of the Acquiror Company or the Company, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Acquiror Company operates.

1.31

“Material Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Company, of the type that the Acquiror Company will be required to file with the Commission following the consummation of the Share Exchange.

1.32

 “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.33

“Organizational Documents” means the articles or certificate of incorporation and operating agreement a limited liability company and any other document performing a similar function adopted or filed in connection with the creation, formation or organization of a Person; and any and all amendments to any of the foregoing.

1.34

“Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; and (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

1.35

“Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.

1.36

 “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.37

 “Regulation D” means Regulation D under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

1.38

“Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.39

“SEC Documents” has the meaning set forth in Section 5.20.

1.40

“Section 4(a)(2)” means Section 4(a)(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.41

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.42

“Members” and individually, a “Member”, means the Persons listed on Exhibit A hereto.

1.43

“Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

1.44

“Tax Group” means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Acquiror Company is now or was formerly a member.

1.45

“Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.46

“Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

1.47

“U.S.” means the United States of America.

SECTION II

EXCHANGE OF SECURITIES AND CONSIDERATION

2.1

Securities Exchange. At the Closing, each Member shall transfer to the Acquiror Company the number of Company Units set out forth on the form attached hereto as Exhibit B, and, in consideration therefor, and subject to Section 2.2 hereof, Acquiror Company shall issue to such Member the number of shares of Acquiror Company Common Stock so set forth in Exhibit B (the “Exchange”). The total shares of Acquiror Company Common Stock to be issued to the Members shall be FIFTEEN MILLION FIVE HUNDRED THOUSAND SHARES (15,500,000).

2.2

Withholding. The Acquiror Company shall be entitled to deduct and withhold from the number of Acquiror Company Shares otherwise payable pursuant to this Agreement to any Member such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Member in respect of which such deduction and withholding was made.

2.3

Closing Date. The closing of the Exchange will occur on or before August 20, 2018, at such date as all of the closing conditions set forth in Sections VII and VIII have been satisfied or waived (the “Closing Date”).

2.4

Due Diligence Period; Termination.  The Members must have provided provide Acquiror Company with such due diligence documents as relating to Company as the Acquiror Company may reasonably request. The Acquiror Company has had adequate time to review the Due Diligence Documents. The Acquiror Company is satisfied with and approves  all aspects of the Due Diligence Documents.

SECTION III

REPRESENTATIONS AND WARRANTIES REGARDING MEMBERS

3.1

Generally. Each Member, severally and not jointly, hereby represents and warrants to the Acquiror Company as of the date hereof and as of the Closing Date:

3.1.1   Authority. Such Member has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Member is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Member is a party, and to perform such Member’s obligations under this Agreement and each of the Transaction Documents to which such Member is a party. This Agreement has been, and each of the Transaction Documents to which such Member is a party will be, duly and validly authorized and approved, executed and delivered by such Member. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Member, this Agreement is, and each of the Transaction Documents to which such Member is a party have been, duly authorized, executed and delivered by such Member and constitutes the legal, valid and binding obligation of such Member, enforceable against such Member in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

3.1.2   No Conflict. Neither the execution or delivery by such Member of this Agreement or any Transaction Document to which such Member is a party, nor the consummation or performance by such Member of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organization Documents of such Member (if such Member is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Member is a party or by which the properties or assets of such Member are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such Member, or any of the properties or assets of such Member, may be subject.

3.1.3   Ownership of Company Units. Such Member owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror Company pursuant to this Agreement, such Member’s Company Units free and clear of any and all Liens.

There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Member is a party or by which such Member or such Member’s Company Units are bound with respect to the issuance, sale, transfer, voting or registration of such Member’s Company Units. At the Closing Date, the Acquiror Company will acquire good, valid and marketable title to such Member’s Company Units free and clear of any and all Liens, and upon the entry of the Acquiror Company into the register of members of the Company, the Acquiror Company shall have acquired good, valid and marketable title to such Member’s Company Units free and clear of any and all Liens.

3.1.4   Litigation. There is no pending Proceeding against such Member that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Member, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

3.1.5   No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Member for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such Member will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

3.2

Investment Representations. Each Member, severally and not jointly, hereby represents and warrants to the Acquiror Company:

3.2.1   Acknowledgment. Each Member understands and agrees that the Acquiror Company Shares to be issued pursuant to has not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Company Shares is being effected in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

3.2.2   Status. That such Member is an Accredited Investor. Each Member severally understands that the Acquiror Company Shares are being offered and sold to such Member in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Member set forth in this Agreement, in order that the Acquiror Company may determine the applicability and availability of the exemptions from registration of the Acquiror Company Shares on which the Acquiror Company is relying.

3.2.3   Additional Representations and Warranties of Accredited Investors. Each Member, severally and not jointly, further makes the representations and warranties to the Acquiror Company set forth on Exhibit D.

3.2.4   Stock Legends. Each Member hereby agrees with the Acquiror Company as follows:

(a)

Securities Act Legend - Accredited Investors. The certificates evidencing the Acquiror Company Shares issued to those Members, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)

Other Legends. The certificates representing such Acquiror Company Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

(c)

Opinion. No Member will transfer any or all of the Acquiror Company absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Member’s Acquiror Company Shares, without first providing the Acquiror Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror Company) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(d)

Consent. Each Member understands and acknowledges that the Acquiror Company may refuse to transfer the Acquiror Company Shares, unless such Member complies with this Section 3.2.4 and any other restrictions on transferability set forth in Exhibit D. Each Member consents to the Acquiror Company making a notation on its records or giving instructions to any transfer agent of the Acquiror Company’s Common Stock in order to implement the restrictions on transfer of the Acquiror Company Shares.

SECTION IV

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Each Member, severally and not jointly, represents and warrants to the Acquiror Company as of the date hereof and as of the Closing Date as follows:

4.1

Organization and Qualification. The Company is duly incorporated and validly existing under the laws of the State of Utah, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof, except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, cause a Material Adverse Effect. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect.

4.2

Material Assets. The financial statements of the Company provided to Acquiror Company set forth the material properties and assets (real and personal) owned or leased by the Company. A list of all assets of the Company is attached as Exhibit E. The Company has good and marketable title to all of the assets identified in Exhibit E, free and clear of all title defects, liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements, or other title or interest retention arrangements.

4.3

Organizational Documents. True, correct and complete copies of the Organizational Documents of the Company and three amendments have been delivered to the Acquiror Company prior to the execution of this Agreement, and no action has been taken to further amend or repeal such Organizational Documents. The Company is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

4.4

Authorization and Validity of this Agreement. The recording of the transfer of the Company Units and the delivery of new certificates representing the Company Units registered in the name of Acquiror Company are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, do not require from the Board or Members of the Company any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government that has not been validly and lawfully obtained, filed or registered, as the case may be, except for those that, if not obtained or made would not have a Material Adverse Effect.

4.5

No Violation. None of the execution, delivery or performance by the Company of any Transaction Document to which the Company is a party, nor the consummation by the Company of the transactions contemplated hereby violates any provision of its Organizational Documents, or violates or conflicts with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation of imposition of any material Lien under, any material agreement or instrument to which the Company is a party or by which the Company is or will be bound or subject, or violate any laws.

4.6

Binding Obligations. Assuming each such agreement and instrument has been duly and validly authorized, executed and delivered by the other Parties thereto, all agreements or instruments contemplated hereby to which the Company is a party, have been duly authorized, executed and delivered by the Company and are the legal, valid and binding Agreement of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

4.7

Securities Laws. Assuming the accuracy of the representations and warranties of the Members contained in Section III and Exhibit D, neither the Company nor the Members have any reason to believe that the issuance of the Acquiror Company Shares pursuant to this Agreement is not exempt from the registration and prospectus delivery requirements of the Securities Act.

4.8

Capitalization and Related Matters.

4.8.1   Capitalization. The issued membership interests of the Company consists of ten million fully paid Units. There are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating the Company to issue any preferred equity or any other equity ownership of the Company. All issued and outstanding Company Units are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

4.8.2   No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding Company Units or other equity of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

4.8.3   Duly Authorized. The issuance of the Company Units has been duly authorized, and the Company Units have been validly issued and are fully paid and nonassessable.

4.9

Members. Exhibit A contains a true and complete list of the names and addresses of the record and beneficial holders of all of the outstanding membership interests. Except as expressly provided in this Agreement or as set forth on a Schedule hereto, no holder of Company Units or any other security of the Company or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the Company Units or otherwise. There is no voting trust, agreement or arrangement among any of the Members of any capital stock of the Company affecting the exercise of the voting rights of any such capital stock.

4.10

Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of the Company have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. Except as would not have a Material Adverse Effect, the Company is not, or is alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which the Company is a party or by which the Company’s properties, assets or rights are bound or affected. To the knowledge of the Members, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which the Company is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. The Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Members, any event or circumstance relating to the Company that materially and adversely affects in any way its business, properties, assets or prospects or that would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

4.11

Certain Proceedings. There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To the Members’ knowledge, no such Proceeding has been threatened.

4.12

No Brokers or Finders. No person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Members will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

4.13

Absence of Undisclosed Liabilities. Except as set forth in the Transaction Documents, the Company does not have any material debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Members) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Company Balance Sheet, incurred in the ordinary course of business or incurred in connection with the transactions contemplated in the Transaction Documents. The Company Balance Sheet provides a true and fair view of the assets and liabilities (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Members) as at June 30, 2018, in all material respects. The Company has not changed its method of accounting or the accounting principles or practices used in preparation of the Company Balance Sheet.

4.14

 Changes. Except as set forth in the Transaction Documents, the Company has, since June 30:

4.14.1   Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for the Transaction Documents.

4.14.2   Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

4.14.3   Loans. Made any loans or advances to any Person;

4.14.4   Liens. Created or permitted to exist any material Lien on any material property or asset of the Company, other than Permitted Liens;

4.14.5   Material Company Contracts. Terminated or modified any Material Company Contract, except for termination upon expiration in accordance with the terms thereof;

4.14.6   Claims. Released, waived or cancelled any claims or rights relating to or affecting the Company, except in the ordinary course of business or in connection with the Transaction Documents and the transactions contemplated thereby;

4.14.7   Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $15,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business or in connection with the Transaction Documents and the transaction contemplated thereby;

4.14.8   Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $10,000 in the aggregate, except in the ordinary course of business or in connection with the Transaction Documents and the transactions contemplated thereby;

4.14.9   Guarantees. Guaranteed or endorsed any obligation or net worth of any Person;

4.14.10   Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or any assets of, any other Person;

4.14.11   Agreements. Except as set forth in the Transaction Documents, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

4.15

Material Company Contracts. The Company has made available to the Acquiror Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Company Contract, including each amendment, supplement and modification thereto. Each Material Company Contract is a valid and binding agreement of the Company that is party thereto, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally, and is in full force and effect.

4.16

Tax Returns and Audits.

4.16.1   Tax Returns. The Company has filed all Tax Returns required to be filed by or on behalf of the Company and has paid all Taxes that the Company is required to have been paid (whether or not reflected on any Tax Return). (a) no Governmental Authority in any jurisdiction has made a claim, assertion or threat to Company that the Company is or may be subject to taxation by such jurisdiction; (b) there are no Liens with respect to Taxes on the Company’s property or assets other than Permitted Liens; and (c) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company for any period (or portion of a period) that would affect any period after the date hereof.

4.16.2   No Disputes. To the knowledge of the Members, there is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Company, nor is any such claim or dispute pending or contemplated.

4.17

Material Assets. The financial statements of the Company provided to Acquiring Company set forth the material properties and assets (real and personal) owned or leased by the Company.

4.18

Litigation; Orders. There is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Members, threatened against or affecting the Company or the Company properties, assets, business or employees. To the knowledge of the Members, there is no fact that might result in or form the basis for any such Proceeding. The Company is not subject to any Orders.

4.19

Intellectual Property.

4.19.1   To the knowledge of the Members, the Company has no intellectual property except for lab protocalls that were contrinbutred by Dr. Ken Ward (the “Company Intellectual Property”). The Company owns the Company Intellectual Property. No Company Intellectual Property was conceived or developed directly or indirectly with or pursuant to government funding or a government contract. To the knowledge of the Members, the Company Intellectual Property and the Company’s use of such Company Intellectual Property does not infringe or misappropriate any proprietary or intellectual property rights of any third party (“Infringement”). The Company has not received any communication alleging or suggesting that or questioning whether the Company has been or may be (whether in its current or proposed business or otherwise) engaged in, liable for or contributing to any Infringement.

4.19.2    There is, to the knowledge of the Members, no unauthorized Use, disclosure, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee, former employee, contractor or former contractor of the Company. The Company has not indemnified any third party against infringement of any third party Intellectual Property rights.

4.19.3   The Company have taken commercially reasonable steps to protect and preserve the confidentiality of the Company’s trade secrets that are not otherwise disclosed in published patents or patent applications or registered copyrights (the “Company Confidential Information”).

4.19.4   To the Members’ knowledge, the Company is not using without authorization or permission (i) any inventions of any of its past or present employees or past or present contractors made prior to or outside the scope of their employment by the Company or (ii) any confidential information or trade secrets of any former employer of any such person.

4.20

Stock Option Plans; Employee Benefits.

4.20.1   The Company has no stock option plans providing for the grant by the Company of stock options to directors, officers or employees.

4.20.2   The Company has no employee benefit plans, defined compensation plans, or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided the Company.

4.21

Environmental and Safety Matters. Except as would not have a Material Adverse Effect:

4.21.1   The Company has at all time been and is in compliance with all Environmental Laws applicable to such companies.

4.21.2   There are no Proceedings pending or threatened against the Company alleging the violation of any Environmental Law or Environmental Permit applicable to tbe Company or alleging that the Company is a potentially responsible party for any environmental site contamination.

4.22

Title to and Condition of Properties. The Company owns no real property, and holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on the Company.

4.23

Due Diligence Documents. The Company has made available to the Acquiror Company, true, correct and complete copies of the Due Diligence Documents as they related to the Company, including each amendment, supplement and modification thereto.

SECTION V

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR COMPANY

The Acquiror Company represents and warrants to the Members and the Company as of the date hereof and as of the Closing Date as follows:

5.1

Organization and Qualification. The Acquiror Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. The Acquiror Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect.

5.2

Organizational Documents. True, correct and complete copies of the Organizational Documents of the Acquiror Company have been delivered to the Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. The Acquiror Company is not in violation or breach of any of the provisions of its Organizational Documents.

5.3

Authorization. The Acquiror Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Acquiror Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiror Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiror Company is a party. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party have been duly authorized by all necessary corporate action and do not require from the Acquiror Company Board or the stockholders of the Acquiror Company any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person, other than filings required by the Commission for transactions of the type contemplated by this Agreement.

5.4

No Violation.  None of the execution, delivery or performance by the Acquiror Company of this Agreement or any Transaction Document to which the Acquiror Company is a party, nor the consummation by the Acquiror Company of the transactions contemplated hereby will (a) violate any provision of its Organizational Documents, (b) violate or conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation of imposition of any material Lien under, any material agreement or instrument to which the Acquiror Company is a party or by which the Acquiror Company is or will be bound or subject, or violate any laws, (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiror Company, or any of the properties or assets owned or used by the Acquiror Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiror Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiror Company, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

5.5

Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Acquiror Company, this Agreement and each of the Transaction Documents to which the Acquiror Company is a party are duly authorized, executed and delivered by the Acquiror Company and constitutes the legal, valid and binding obligations of the Acquiror Company, enforceable against the Acquiror Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

5.6

Securities Laws. Assuming the accuracy of the representations and warranties of the Members contained in Section 3 and Exhibit D, and assuming further that no action has been taken by the Company or their representatives which would effect the availability of an exemption from registration under the Securities Act, the issuance of the Acquiror Company Shares pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. Further, Acquiror Company is an Accredited Investor.

5.7

Capitalization and Related Matters.

5.7.1   Capitalization. The authorized capital stock of the Acquiror Company consists of 900,000,000 shares of Common Stock having a par value of $.001 per share and 10,000,000 shares of preferred stock having a par value of $.001per share. Immediately prior to the Closing, approximately 224,500,000 shares of Common Stock will be outstanding and no shars of preferred stock will be outstanding. All issued and outstanding shares of Acquiror Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. At the Closing Date, the Acquiror Company will have sufficient authorized and unissued Acquiror Company Common Stock to consummate the transactions contemplated hereby.

5.7.2   No Redemption Requirements. Except as set forth in the SEC Documents, there are no outstanding contractual obligations (contingent or otherwise) of the Acquiror Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Acquiror Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

5.7.3   Duly Authorized. The issuance of the Acquiror Company Shares has been duly authorized and, upon issuance in accordance with the terms of this Agreement, the Acquiror Company Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Members and restrictions on transfer imposed by this Agreement and the Securities Act.

5.8

Compliance with Laws. Except as would not have a Material Adverse Effect, the business and operations of the Acquiror Company have been and are being conducted in accordance with all applicable Laws and Orders. The Acquiror Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting such Acquiror Company and, to the knowledge of the Acquiror Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. The Acquiror Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Acquiror Company, any event or circumstance relating to the Acquiror Company, that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Acquiror Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

5.9

Certain Proceedings. There is no pending Proceeding that has been commenced against the Acquiror Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Acquiror Company, no such Proceeding has been threatened.

5.10

No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Acquiror Company will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such claim.

5.11

Absence of Undisclosed Liabilities. As of the date hereof, the Acquiror Company has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Acquiror Company) (an “Acquiror Company Liability”) except those show in the SEC Documents.

5.12

Changes. Except as set forth in the Transaction Documents, the Acquiror Company has not, since June 30, 2018:

5.12.1   Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for the Transaction Documents;

5.12.2   Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

5.12.3   Claims. Released, waived or cancelled any claims or rights relating to or affecting the Acquiror Company in excess of US $500,000 in the aggregate or instituted or settled any Proceeding involving in excess of US $500,000 in the aggregate, except in the ordinary course of business or in connection with the Transaction Documents;

5.12.4   Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $500,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business or in connection with the Transaction Documents;

5.12.5   Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $500,000 in the aggregate, except in the ordinary course of business or in connection with the Transaction Documents;

5.12.6   Guarantees. Guaranteed or endorsed any obligation or net worth of any Person;

5.12.7   Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP; or

5.12.8   Agreements. Except as set forth in the SEC Documents and the Transaction Documents, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

5.13

Material Acquiror Company Contracts. The Acquiror Company has made available to the Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Acquiror

Company Contract, including each amendment, supplement and modification thereto. Each Material Acquiror Company Contract is a valid and binding agreement of the Acquiror Company that is party thereto. Except as would not have a Material Adverse Effect, the Acquiror Company is not in breach or default of any Material Acquiror Company Contract to which it is a party and, to the knowledge of the Acquiror Company, no other party to any Material Acquiror Company Contract is in breach or default thereof. Except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally, and is in full force and effect.

5.14

Employees. No director, officer or employee of the Acquiror Company is a party to, or is otherwise bound by, any contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Acquiror Company or (b) the ability of the Acquiror Company to conduct its business.

5.15

Tax Returns and Audits.

5.15.1   Tax Returns. The Acquiror Company has filed all Tax Returns required to be filed by or on behalf of the Acquiror Company and have paid all Taxes of the Acquiror Company required to have been paid (whether or not reflected on any Tax Return). Except as set forth in the SEC Documents, (a) no Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Acquiror Company that the Acquiror Company is or may be subject to taxation by such jurisdiction; (b) there are no Liens with respect to Taxes on the Acquiror Company’s property or assets other than Permitted Liens; and (c) there are no Tax rulings, requests for rulings, or closing agreements relating to the Acquiror Company for any period (or portion of a period) that would affect any period after the date hereof.

5.15.2   No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Acquiror Company, nor is any such claim or dispute pending or contemplated. The Acquiror Company has delivered to the Company true, correct and complete copies of all Tax Returns, if any, examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquiror Company since their inception and any and all correspondence with respect to the foregoing.

5.15.3   Not a U.S. Real Property Holding Corporation. The Acquiror Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

5.15.4   No Tax Allocation, Sharing. The Acquiror Company is not a party to any Tax allocation or sharing agreement. Other than with respect to the Tax Group of which the Acquiror Company is the common parent, the Acquiror Company (a) has been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law), and (b) has any liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

5.16

Material Assets. The financial statements of the Acquiror Company reflect the material properties and assets (real and personal) owned or leased by the Acquiror Company.

5.17

Litigation; Orders. Except for (i) the lawsuit filed by Robert Greeen, Troy Menlove and TRJ, LLC in the Third Judicial District Court against Jack Turner, Acquiror Company and Predictive Biotech, Inc. in July 2018 and (ii) the dispute between Acquiror Company and Mike Schramm, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Acquiror Company, threatened against or affecting the Acquiror Company or the Acquiror Company’s properties, assets, business or employees. Except as disclosued above, to the knowledge of the Acquiror Company, there is no fact that might result in or form the basis for any such Proceeding. The Acquiror Company is not subject to any Orders.

5.18

[Section Reserved]

5.19

Title to and Condition of Properties. The Acquiror Company owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens.

5.20

Financial Statements. The Acquiror Company is not required to register any of its securities under Section 12 of the Exchange Act and is not required to file reports under Section 15(d) of the Exchange Act. The Acquiror Company provided the disclosures required by to maintain its listing in the over the counter market (the “SEC Documents”). As of their respective dates, the SEC Documents, when filed, did not contain any untrue statement of a material fact. The Company will file a Form 10 with the Securities and Exchange Commission.

5.21

Stock Option Plans; Employee Benefits. The Company has a stock option plan and other employee benefit plans in place.

5.22

Environmental and Safety Matters. Except as would not have a Material Adverse Effect:

5.22.1   The Acquiror Company has at all time been and is in compliance with all Environmental Laws applicable to the Acquiror Company.

5.22.2   There are no Proceedings pending or threatened against the Acquiror Company alleging the violation of any Environmental Law or Environmental Permit applicable to the Acquiror Company or alleging that the Acquiror Company is a potentially responsible party for any environmental site contamination.

5.23

Money Laundering Laws. The operations of the Acquiror Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving the Acquiror Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Acquiror Company, threatened.

5.24

Board Recommendation. The Acquiror Company Board, by unanimous written consent, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror Company’s stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

SECTION VI

NO LOCK-UP

6.1

No Lock-Up. The Acquiror Company Common Stock will not be subject to lock-up arrangements pursuant to this Agreement. The Company will provide reasonably cooperation in the efforts of any Member to remove a Rule 144 restriction in connection with a sale of such Acquiror Company Common Stock.

SECTION VII

CONDITIONS PRECEDENT OF THE ACQUIROR COMPANY

The Acquiror Company’s obligation to acquire the Company Units and to take the other actions required to be taken by the Acquiror Company at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Acquiror Company, in whole or in part):

7.1

Accuracy of Representations. The representations and warranties of the Members set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Members set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

7.2

Performance by the Company and Members.

7.2.1   All of the covenants and obligations that the Members are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

7.2.2   Each document required to be delivered by the Members pursuant to this Agreement must have been delivered.

7.3

No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

7.4

Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company and/or the Members for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Company or the Members, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

7.5

Documents. The Members must deliver to the Acquiror Company at the Closing (i) share certificates evidencing the number of Company Units held by each Member (as set forth on Exhibit B), along with executed share transfer forms transferring such Company Units to the Acquiror Company together with a certified copy of a board resolution of the Company approving the registration of the transfer of such Company Units, and (ii) each of the Transaction Documents to which the Company and/or the Members is a party, duly executed.

7.6

No Proceedings. There must not have been commenced or threatened against the Acquiror Company, the Company or any Member, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

SECTION VIII

CONDITIONS PRECEDENT OF THE MEMBERS

The Members’ obligation to transfer the Company Units and to take the other actions required to be taken by the Members in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Members jointly, in whole or in part):

8.1

Accuracy of Representations. The representations and warranties of the Acquiror Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Acquiror Company and Members set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

8.2

Performance by the Acquiror Company.

8.2.1   All of the covenants and obligations that the Acquiror Company are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects, including, without limitation, the actions relating to the directors of the Acquiror Company.

8.2.2   Each document required to be delivered by the Acquiror Company pursuant to this Agreement must have been delivered.

8.3

No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Acquiror Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

8.4

Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company or the Acquiror Company.

8.5

Documents. The Acquiror Company must have caused the following documents to be delivered to the Members: (i) each of the Transaction Documents to which the Acquiror Company is a party, duly executed; and (ii) certificates representing the Acquiror Company Shares issued in the names of the Members identified in Exhibit B hereto.

8.6

No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror Company, the Company or any Member, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

SECTION IX

GENERAL PROVISIONS

9.1

Expenses. Except as otherwise expressly provided in this Agreement, each party shall be responsible for its expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.

9.2

Public Announcements. The Acquiror Company will, if required, file a Current Report on Form 8-K disclosing the consummation of the transactions consummated on the Closing. Prior to the Closing Date, the Company and the Acquiror Company shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

9.3

Confidentiality.

9.3.1   Subsequent to the date of this Agreement, the Acquiror Company, the Members and the Company will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

9.3.2   In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 9.3.1, the party requested or required to make the disclosure (the “disclosing party”) shall provide the party that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 9.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party’s information.

9.3.3   If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

9.3.4   Nothing contained herein will effect the continued effectiveness of the Confidentiality Agreement previously executed by Acquiror Company and the Company.

9.4

Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to Acquiror Company: Predictive Technology Group, Inc. Attn: CEO 2735 Parleys Way, Suite 205 Salt Lake City, Utah 84109

If to the Company: 2735 Parleys Way, Suite 205 Salt Lake City, Utah 84109 If to the a Member To the Member at the address set forth in Exhibit A hereto.	with a copy to: Kenneth Ward PO Box 17654 Salt Lake City, Utah 84117

9.5

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in Utah. By its execution hereof, each party hereto consents and irrevocably submits to the in personam jurisdiction of the federal and state courts located in Utah and agree that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon it personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon the applicable party in Utah and in the city or county in which such other court is located. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

9.6

Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

9.7

Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

9.8

Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

9.9

Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

9.10

Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9.11

Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

9.12

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

9.13

No Shop. Until the earlier of the Closing Date or the date of termination of this Agreement, neither the Company nor any Member shall (nor will they permit any of their respective Affiliates to), directly or indirectly, take any of the following actions with any Person other than Acquiror Company and its designees: (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire (A) the  Company and/or any of its assets or (B) any interest in the Company whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction to the extent such transaction would be consummated prior to the earlier of the consummation of the transactions contemplated hereby or the termination of this Agreement, (ii) assist or cooperate with any Person to make any proposal to purchase any significant interest in the Company or any of the  Company’s assets, or (iii) enter into any agreement with any Person providing for the acquisition of the Company or the Company's assets (whether by way of merger, purchase of assets, tender offer or otherwise).  In the event the Company or any Member or any of their respective Affiliates shall receive any offer or proposal, directly or indirectly, of the type referred to in clauses (i) or (iii) above, Members shall immediately inform Acquiror Company as to any such offer or proposal and will cooperate with Acquiror Company by furnishing any information it may reasonably request.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Securities Purchase Agreement as of the date first written above.

Acquiror Company:
Predictive Technology Group, Inc. Signed: /s/ Bradley C. Robinson Printed name: Bradley C. Robinson Title: CEO
AGREED AND APPROVED: Inception DX, LLC Signed: /s/ Kenneth Ward Printed name: Kenneth Ward Title: Managing Member

COUNTERPART SIGNATURE PAGE FOR MEMBERS

IN WITNESS WHEREOF, the undersigned Member has executed and delivered this Securities Purchase Agreement as of the date first written above.

Member Signed: /s/ Stephen William Jennings Printed name: Stephen William Jennings Title: Member

COUNTERPART SIGNATURE PAGE FOR MEMBERS

IN WITNESS WHEREOF, the undersigned Member has executed and delivered this Securities Purchase Agreement as of the date first written above.

Member Signed: /s/ Kenneth Ward Printed name: Kenneth Ward Title: Member

EXHIBIT A

MEMBERS

Name and Address of Member

Dr. Kenneth Ward

PO Box 17654

Salt Lake City, Utah 84117

Inception DX Cayman LTD

89 Nexis Way

Cayman Islands

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EXHIBIT B

COMPANY UNITS AND ACQUIROR COMPANY SHARES TO BE EXCHANGED

	Number of Company	Number of Acquiror
	Common Units to be	Common Shares to be
Delivered by Member		Issued to Member
Dr. Kenneth Ward	4,000,000	1,500,000
Inception DX Cayman LTD	6,000,000	14,000,000

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EXHIBIT C

Definition of “Accredited Investor”

The term “accredited investor” means:

(1) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Act; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of this exhibit, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person's primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

C-1

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D as promulgated under the Securities Act; and

(8) Any entity in which all of the equity owners are accredited investors.

C-2

EXHIBIT D

ACCREDITED INVESTOR REPRESENTATIONS

Each Member, severally and not jointly, further represents and warrants to the Acquiror Company as follows:

1.

Such Member qualifies as an Accredited Investor on the basis set forth on its signature page to this Agreement.

2.

Such Member has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Member’s interests in connection with the transactions contemplated by this Agreement.

3.

Such Member has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Company Shares.

4.

Such Member understands the various risks of an investment in the Acquiror Company Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Company Shares.

5.

Such Member has had access to the Acquiror Company’s publicly filed reports.

6.

Such Member has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror Company that such Member has requested and all such public information is sufficient for such Member to evaluate the risks of investing in the Acquiror Company Shares.

7.

Such Member has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror Company and the terms and conditions of the issuance of the Acquiror Company Shares.

8.

Such Member is not relying on any representations and warranties concerning the Acquiror Company made by the Acquiror Company or any officer, employee or agent of the Acquiror Company, other than those contained in this Agreement.

9.

Such Member is acquiring the Acquiror Company Shares for such Member’s own account, for investment and not for distribution or resale to others.

10.

Such Member will not sell or otherwise transfer the Acquiror Company Shares, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.

11.

Such Member understands and acknowledges that the Acquiror Company is under no obligation to register the Acquiror Company Shares for sale under the Securities Act, except as set forth in the Registration Rights Agreement.

D-1

12.

Such Member consents to the placement of a legend on any certificate or other document evidencing the Acquiror Company Shares substantially in the form set forth in Section 3.2.4(a).

13.

Such Member represents that the address furnished by such Member on its signature page to this Agreement and in Exhibit A is such Member’s principal residence if he is an individual or its principal business address if it is a corporation or other entity.

14.

Such Member understands and acknowledges that the Acquiror Company Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror Company that has been supplied to such Member and that any representation to the contrary is a criminal offense.

15.

Such Member acknowledges that the representations, warranties and agreements made by such Member herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Company Shares.

D-2

EXHIBIT E

ASSETS OF THE COMPANY

1.

Laboratory Equipment

• Two Quant Studio Genotyping Systems & Accufills

• Three ION Proton Next Generation DNA Sequencers, Servers, & Chef Systems
• ABI 3730XL DNA Sequencer

2.

Gen DB records- birth, death, or marriage records for over 31,900,000 individuals who are ancestors or relatives of certain present day populations in the Intermountain West arranged in a MySQL database.

3.

400,000 Units of Juneau Biosciences LLC and Acquiror Company agreement that Juneau will use InceptionDX lab for running ARTGuide test

4.

Initial CLIA registration and CLIA lab protocols based on modifications of protocols current used by Taueret Laboratories LLC.  Examples include:

Examination	Clinical Indications for Testing
Examination	Long term storage of Oragene®/saliva samples
Examination	Cross Contamination Prevention
Examination	PCR Laboratory Practices
Examination	Assay Validation
Examination	Analytical Controls
Examination	Controls Master Document
Examination	PharmaRisk® Testing Using the QuantStudio™ 12K Flex OpenArray® System
Examination	PharmaRisk® Marker List
Facility & Resource Management	Gel Doc XR Maintenance
Facility & Resource Management	Pipette Maintenance
Facility & Resource Management	Centrifuge Log
Facility & Resource Management	Biomek FX Maintenance
Facility & Resource Management	Incubator Maintenance
Facility & Resource Management	Temperature Log
Facility & Resource Management	Water Purification System
Facility & Resource Management	Analytical Balance Calibration Form
Facility & Resource Management	NanoDrop Maintenance
Facility & Resource Management	LIMS User Manual
Facility & Resource Management	Reagent Receiving
Facility & Resource Management	ABI 7900HT Fast Real-Time PCR System Maintenance
Facility & Resource Management	Refrigerator - Freezer Maintenance
Facility & Resource Management	Water Usage and Water Quality
Facility & Resource Management	LIMS Changes Validation Form
Facility & Resource Management	Computer Systems Procedures

Facility & Resource Management	LIS Downtime Record
Facility & Resource Management	Hardware/Software Addition Record
Facility & Resource Management	Ductless HEPA Containment Hood Maintenance
Facility & Resource Management	Ductless HEPA Containment Hood Log
Facility & Resource Management	Incident, Error, and Accident Log
Facility & Resource Management	GeneChip Scanner 3000 Log
Facility & Resource Management	Fluidics Station Log
Facility & Resource Management	Thermal Cycler Performance Verification
Facility & Resource Management	Thermal Cycler Performance Verification Log
Facility & Resource Management	Affymetrix Hybridization Oven Temperature Log
Facility & Resource Management	Room Temperature Log
Facility & Resource Management	Laboratory Humidity Log
Facility & Resource Management	PharmaRisk Multi-Panel Requisition Form
Personnel	Laboratory Organizational Chart
Personnel	Laboratory Director/Assistant Laboratory Director Job Description
Personnel	Laboratory Director Delegated Responsibilities
Personnel	Technical Supervisor Job Description
Personnel	Laboratory Manager Job Description
Personnel	General Supervisor Job Description
Personnel	Laboratory Technologist/Senior Laboratory Technologist Job Description
Personnel	Laboratory Assistant Job Description
Personnel	Quality Assurance Supervisor Job Description
Personnel	Training & Competency
Personnel	Employee Signature Log
Personnel	Injury and Illness Report
Personnel	Hepatitis B Vaccine Declination
Personnel	Employee Quality/Safety Communication
Personnel	Employee Quality/Safety Communication Form
Personnel	Personnel SOP Checklist
Personnel	Continuing Education
Personnel	Visual Color Discrimination Testing
Personnel	Continuing Education Log
Personnel	Visual Color Discrimination Test Results
Personnel	Consent for Tuberculosis (TB) Screening
Personnel	Personnel
Personnel	Laboratory Aide Job Description
Personnel	Customer Service Manager Job Description
Personnel	Customer Service Representative Job Description
Personnel	Affiliated Genetics, Inc. Confidentiality Agreement
Personnel	Critical Task List
Personnel	Personnel Competency Assessment

Post-Examination	Long-Term Stability of DNA from Saliva Samples Stored in the Oragene® Self-Collection Kit
Post-Examination	Data Transfer to the Translational™ Software System for ADR Report Generation
Post-Examination	PharmaRisk® Analysis
Post-Examination	Releasing Laboratory Test Results to a Patient's Designee, or a Patient's Personal Representative
Post-Examination	Authorization to Release Protected Health Information
Post-Examination	Reporting Policy
Post-Examination	Positive Control (PC2639) Genotypes
Post-Examination	PharmaRisk® Data Review
Post-Examination	PharmaRisk® Reporting
Post-Examination	PharmaRisk® Expendable/Ignorable Panel Analytes Tables
Pre-Examination	Specimen Loss, Alteration or Contamination
Pre-Examination	Specimen Disposal Guidelines
Pre-Examination	Handling Correspondence
Pre-Examination	Manual Extraction of Oragene Saliva Specimens
Pre-Examination	Manual Extraction of Oragene Saliva Specimens - 500 μL Specimen Volume
Pre-Examination	DNA Extraction from 300 μL Whole Blood Using Gentra Puregene Reagents
Pre-Examination	DNA Extraction from 3 mL Whole Blood Using a Gentra Puregene Blood Kit
Pre-Examination	PharmaRisk® Sample Collection Instructions - Blood
Pre-Examination	PharmaRisk® Sample Collection Instructions - Cheek Swab
Pre-Examination	Pharma Risk™ Requisition Form -Cardiac
Pre-Examination	Pharma Risk™ Requisition Form -General
Pre-Examination	Pharma Risk™ Requisition Form - Pain
Pre-Examination	Pharma Risk™ Requisition Form - Geriatric
Pre-Examination	Pharma Risk™ Requisition Form - Psychiatric
Pre-Examination	DNA Purification from 2 Puritan Swabs Using a Gentra Purgene Kit
Pre-Examination	Sample Quantification Using the μQuant
Pre-Examination	DNA Quantification Using the NanoDrop 1000 Spectrophotometer
Pre-Examination	Specimen Receiving
Pre-Examination	Accessioning
Pre-Examination	Specimen Acceptance and Rejection Criteria
Pre-Examination	DNA Extraction from Two Buccal Swab Samples Using the Chemagen Magnetic Separation Module I
Public Health Preparedness & Reporting	Patient Safety Goals
Quality Assessment & Improvement	Proficiency Testing

Quality Assessment & Improvement	Laboratory Meeting Attendance Register
Quality Assessment & Improvement	Internal Proficiency Testing Summary
Quality Assessment & Improvement	Monitoring of Turnaround Time
Quality Assessment & Improvement	Systems Quality Monitoring
Quality Assessment & Improvement	Occurrence Report
Quality Assessment & Improvement	Quality Improvement Evaluation Form
Quality Assessment & Improvement	HIPAA Audit Form
Quality Assessment & Improvement	PharmaRisk® Laboratory Workflow
Quality Management	Accreditation Status
Quality Management	HIPAA Policy
Quality Management	Document Control
Quality Management	Evaluation of Contingency Plan in the Event of a Failure
Quality Management	Quality Management Plan
Quality Management	Quality Management Annual Review Form
Quality Management	LAP Laboratory Activity Menu
Safety	Workplace Safety and health Program
Safety	Safety Meeting Minutes
Safety	Employee Safety SuggestionForm, Workplace Hazards, Property Damage
Safety	Log of Work-Related Injuries and Illnesses
Safety	Investigation of Work-Related Injury and Illness
Safety	Safe Work Practices and Procedures
Safety	Laboratory Security Policy
Safety	Chemical Hygiene Plan
Safety	Chemical Spill Procedures
Safety	Biological Material Spill Procedure
Safety	Chemical Overexposure Report
Safety	Hazards Awareness
Safety	Fire Emergencies
Safety	Accidents and First Aid
Safety	Emergency Evacuation Route
Safety	Personnel Safety Acknowledgement Form
Safety	Emergency Contact List
Safety	Emergency Shower/Eyewash Maintenance Log
Safety	Emergency Preparedness Plan
Validation	Drug Sensitivity/Vascular Risk Panel Taqman Validation
Validation	Drug Sensitivity/Vascular Risk Panel Taqman Validation
Validation	Fragile X (FX) CGG repeat and Methylation Validation
Validation	Translational Software Transmission of Data and Reports Validation
Validation	PharmaRisk Adverse Drug Reaction Assay-OpenArray 128 Format and CNV for Duplication/Deletion of the CYP2D6 Gene Validation

Validation	Chemagen Extracted DNA Validation

E-4